Report of Independent Registered Public Accounting Firm

TO THE BOARD OF TRUSTEES AND SHAREHOLDERS OF WELLS FARGO FUNDS TRUST:

We have audited the accompanying statements of assets and liabilities,

including the portfolios of investments, of the California Tax-Free Fund,

California Limited Term Tax-Free Fund, Colorado Tax-Free Fund, Minnesota

Tax-Free Fund, National Limited Term Tax-Free Fund, National Tax-Free Fund,

and Nebraska Tax-Free Fund, seven of the funds constituting the Wells Fargo

Funds Trust (collectively the "Funds"), as of June 30, 2004, the related statements of operations for the year then ended, statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for the periods presented.  These financial statements and financial highlights are the responsibility of the Funds'

management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.  We conducted our audits in accordance with the Standards of the Public

Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis,

evidence supporting the amounts and disclosures in the financial statements.

Our procedures included confirmation of securities owned as of June 30, 2004,

by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly,

in all material respects, the financial position of each of the aforementioned funds of Wells Fargo Funds Trust as of June 30, 2004,

the results of their operations for the year then ended, changes in their net assets for each of the years in the two-year period then ended and their financial highlights for the periods presented, in conformity with accounting principles generally accepted in the United States of

America.





Philadelphia, Pennsylvania
August 19, 2004